Verano Announces Second Quarter 2022 Financial Results

CHICAGO, August 16, 2022 (GLOBE NEWSWIRE) – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the second quarter ended June 30, 2022 (“Q2 2022"), which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Second quarter 2021 comparable numbers were also prepared in accordance with U.S. GAAP. All financial results for the second quarter ended June 30, 2022 and related comparisons to prior periods included in this release are preliminary, have not been reviewed or audited, are based on the Company's estimates and were prepared prior to the completion of the Company's financial statement close process.

2022 Second Quarter Financial Highlights
•Q2 2022 revenue increased 12% to $224 million compared to the second quarter 2021.
•Q2 2022 gross profit was $98 million or 44% of revenue, compared to $69 million or 35% of revenue in the second quarter 2021.
•Q2 2022 SG&A was $100 million or 45% of revenue, compared to $70 million or 35% of revenue in the second quarter 2021.
•Q2 2022 net loss was $(10) million, compared to a loss of $(30) million in the second quarter 2021.
•Q2 2022 EBITDA on an unadjusted basis was $48 million or 22% of revenue, and Adjusted EBITDA1 was $76 million or 34% of revenue.
•Cash flow from operations for the six months ended June 30, 2022 was $44 million.

2022 Second Quarter Operational Highlights
•On April 21, 2022, Verano welcomed New Jersey Governor Phil Murphy at Zen Leaf Elizabeth to celebrate the commencement of adult use sales in the state, and also launched adult use sales at the Company’s Zen Leaf Lawrence Township dispensary.
•Exceeded 100-dispensary milestone by expanding the Company’s retail footprint with new store openings that include:
◦five new MÜV dispensaries located in Marco Island, Hobe Sound, Fort Myers Beach, Ocala, and Winter Haven, FL.
◦two new Zen Leaf locations in Westover, WV and Wynnewood, PA.
•Announced exclusive partnership with The Weldon Project’s Mission Green to advance cannabis clemency and advocacy initiatives.
•Relocated Zen Leaf dispensaries in Canton, Ohio and Phoenix, AZ to optimize store locations and amenities.
•Launched mobile applications and exclusive rewards programs for Verano’s flagship Zen Leaf and MÜV dispensaries.

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1 Adjusted EBITDA is a non-GAAP financial measure. It is derived from EBITDA, another non-GAAP financial measure, both of which are defined in this news release in the section below titled “Non-GAAP Financial Measures.” The most comparable U.S. GAAP financial measure to Adjusted EBITDA and EBITDA is net income. The reconciliations of Adjusted EBITDA and EBITDA to U.S. GAAP net income is set forth below in the tables included in this news release.

Subsequent Operational Highlights
•Surpassed 50-dispensary retail footprint milestone for MÜV Florida bringing the total state footprint to 55.
•Opened new Zen Leaf dispensary in Wheeling, WV; relocated Zen Leaf Jessup to Elkridge in Maryland to optimized location and retail space; maximized New Jersey footprint with the commencement of adult use sales at Zen Leaf Neptune on the Jersey Shore.
•Launched Verano signature flower branded products in four new core markets – Arizona, Florida, Massachusetts and Pennsylvania; Verano signature flower branded products are now distributed to more than 500 dispensaries across nine states, including more than 100 of the Company’s retail locations.
•Active operations span 13 states, comprised of 109 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity.
•Announced the upcoming launch of Savvy in September 2022, a new brand featuring larger-format cannabis products that caters to more value-oriented patients and consumers, across seven core markets.

Management Commentary
“I am very proud of our performance this quarter alongside the strategic investments we made to ensure our high operational standards touch every part of our business,” said George Archos, Verano Founder and Chief Executive Officer. “Despite ongoing macroeconomic headwinds, we achieved a number of wins throughout the quarter, including the successful launch of adult use sales in New Jersey, exceeding a milestone of operating more than 100 dispensaries following the opening of seven new stores in Florida, West Virginia and Pennsylvania, announced a partnership with Mission Green to advance cannabis clemency and social equity initiatives, and launched mobile applications and rewards programs for our flagship Zen Leaf and MÜV dispensaries. I am proud of what we have accomplished since going public last year and remain confident that the strategy and plans we have in place will drive long term, sustainable growth for Verano.”

Balance Sheet and Liquidity
As of June 30, 2022, the Company’s current assets were $288 million, including cash and cash equivalents of $93 million. The Company had working capital (deficit) of $(299) million and total debt, net of issuance costs, of $403 million.

The Company’s total Class A subordinate voting shares outstanding, including Class B proportionate voting shares on an as-converted to Class A subordinate voting share basis, was 330,818,664 as of June 30, 2022.

Non-GAAP Financial Measures
Verano uses non-GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA” and “Adjusted EBITDA” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net earnings from operations before interest expense and tax expenses, EBITDA as net earnings from operations before interest expense, tax expense, depreciation, and amortization and Adjusted EBITDA as EBITDA as adjusted for one-time expenses related to other expenses, employee stock compensation, gain from investment in associates, acquisition, transaction and other non-operating costs and acquisition adjustments and other income (expense), net. The calculations of the non-GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information. Management reviews these non-GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on August 16, 2022 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://conferencingportals.com/event/QNkIOmXU
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On August 16, 2022, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/764015566
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.

About Verano
Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 cultivation and processing facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
Director, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
Director, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-

looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables

The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three and six months ended June 30, 2022 and 2021.

VERANO HOLDINGS CORP.
Highlights from Unaudited Consolidated Statements of Operations
($ in Thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$223,662	$199,066	$425,897	$319,961
Cost of Sales	125,547	129,856	229,165	196,461
Gross Profit	98,115	69,210	196,732	123,500
Gross Profit %	43.9%	34.8%	46.2%	38.6%
Expenses:
Selling, General, and Administrative	100,263	70,013	189,824	112,679
Total Expenses	100,263	70,013	189,824	112,679
Income (Loss) from Investments in Associates	(144)	645	1,860	1,448
Income (Loss) from Operations	(2,292)	(158)	8,768	12,269
Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(203)	(429)	(1,192)	(429)
Gain (Loss) on Deconsolidation	(73)	—	9,485	—
Gain (Loss) on Previously Held Equity Interest	(171)	—	13,928	—
Interest Expense, net	(11,624)	(5,434)	(22,295)	(7,201)
Other Income (Expense), net	15,619	(131)	18,153	(997)
Total Other Income (Expense)	3,548	(5,994)	18,079	(8,627)
Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	1,256	(6,152)	26,847	3,642
Provision For Income Taxes	(11,103)	(23,438)	(36,617)	(39,852)
Net Income Attributable To Non-Controlling Interest	—	98	291	1,364
Net Loss Attributable to Verano Holdings Corp.	(9,847)	(29,688)	(10,061)	(37,574)
Net Loss per share - basic	(0.03)	(0.10)	(0.03)	(0.14)
Net Loss per share - diluted	(0.03)	(0.10)	(0.03)	(0.14)
Weighted average number of shares outstanding - basic	328,519,193	300,715,671	327,402,503	265,842,657
Weighted average number of shares outstanding - diluted	328,519,193	300,715,671	327,402,503	265,842,657

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(As Restated)
Cash and Cash Equivalents	$92,833	$99,118
Other Current Assets	195,123	177,926
Property and Equipment, Net	515,698	452,232
Intangible Assets, Net	1,343,371	1,379,913
Goodwill	376,637	368,130
Other Long-Term Assets	81,308	71,336
Total Assets	$2,604,970	$2,548,655

Total Current Liabilities	$586,777	$470,516
Total Long-Term Liabilities	469,468	596,333
Total Shareholders' Equity	1,548,725	1,480,530
Non-controlling Interest	—	1,276
Total Liabilities and Shareholders' Equity	$2,604,970	$2,548,655

VERANO HOLDINGS CORP.
Unaudited Reconciliation of Net Loss to EBITDA (Non-GAAP)

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss Attributable to Verano Holdings Corp.	$(9,847)	$(29,688)	$(10,061)	$(37,574)
Interest Expense, net	11,624	5,434	22,295	7,201
Income Tax Expense	11,103	23,438	36,617	39,852
Depreciation and Amortization - COGS	19,089	13,963	38,814	22,282
Depreciation and Amortization - SG&A	16,388	10,311	31,097	13,775
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	48,357	23,458	118,762	45,536

VERANO HOLDINGS CORP.
Unaudited Reconciliation of Net Loss to EBIT (Non-GAAP) and Adjusted EBITDA (Non-GAAP)

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss Attributable to Verano Holdings Corp.	$(9,847)	$(29,688)	$(10,061)	$(37,574)
Interest Expense, Net	11,624	5,434	22,295	7,201
Income Tax Expense	11,103	23,438	36,617	39,852
Earnings Before Interest and Taxes (EBIT)	$12,880	$(816)	$48,851	$9,479

COGS Add-backs:
Depreciation and Amortization	19,089	13,963	38,814	22,282
Acquisition, Transaction and Other Non-operating Costs	15,385	35,167	19,998	53,804
Employee Stock Compensation	2,976	—	4,027	—

SG&A Add-backs:
Depreciation and Amortization	16,388	10,311	31,097	13,775
Acquisition, Transaction and Other Non-operating Costs	10,720	10,038	22,972	23,316
Employee Stock Compensation	10,515	12,580	20,377	18,333

Acquisition Adjustments and Other Income (Expense), net	(12,428)	(635)	(23,397)	421

Adjusted EBITDA	$75,526	$80,608	$162,738	$141,409